As filed with the U.S. Securities and Exchange Commission on March 17, 2026

Registration No. 333-288623

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Fold Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

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Delaware	6199	86-2170416
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

2942 North 24th Street, Suite 115, #42035
Phoenix, Arizona 85016
Telephone: (866) 365-3277
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

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Will Reeves
Chief Executive Officer
2942 North 24th Street, Suite 115, #42035
Phoenix, Arizona 85016
Telephone: (866) 365-3277
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

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Copies to:

Samuel P. Williams
Ivan Chaykovskiy
Brown Rudnick LLP
One Financial Center
Boston, MA 02111
Telephone: (617) 856-8200

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Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, anon-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Post-Effective Amendment No. 1 to the Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission in accordance with Rule 462(d) under the Securities Act, as amended.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-1 of Fold Holdings, Inc. (File No. 333-288623), initially filed on July 11, 2025, as amended on July 28, 2025 and declared effective by the Securities and Exchange Commission (the “SEC”) on August 1, 2025 (as amended, the “Registration Statement”), is being filed as an exhibit-only filing solely to file a consent of (i) CBIZ CPAs P.C., filed herewith as Exhibit 23.1, with respect to its report dated March 17, 2026 relating to the financial statements of Fold Holdings, Inc. for the year ended December 31, 2025 contained in its Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 10-K”) and included in the Prospectus Supplement No. 12 dated March 17, 2026 filed pursuant to Rule 424(b)(3), and (ii) Marcum LLP, filed herewith as Exhibit 23.2, with respect to its report dated March 28, 2025 relating to the financial statements of Fold Holdings, Inc. for the year ended December 31, 2024 contained in the 2025 10-K and included in the Prospectus Supplement No. 12 dated March 17, 2026 filed pursuant to Rule 424(b)(3) (together, the “Consents”). Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the Consents. The prospectus and the balance of Part II of the Registration Statement are unchanged hereby and have been omitted.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)     Exhibits

Exhibit No.	Description
23.1*	Consent of CBIZ CPAs P.C.
23.2*	Consent of Marcum LLP

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*        Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized, on this 17th day of March, 2026.

FOLD HOLDINGS, INC.
/s/ Will Reeves
Name: Will Reeves
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Position	Date
/s/ Will Reeves	Chief Executive Officer and Chairman	March 17, 2026
Will Reeves	(Principal Executive Officer)
/s/ Wolfe Repass	Chief Financial Officer	March 17, 2026
Wolfe Repass	(Principal Financial Officer & Principal Accounting Officer)
*	Director	March 17, 2026
Lesley Goldwasser
*	Director	March 17, 2026
Kirstin Hill
*	Director	March 17, 2026
Andrew Hohns
*	Director	March 17, 2026
Jonathan Kirkwood
*	Director	March 17, 2026
Erez Simha
*	Director	March 17, 2026
Bracebridge H. Young, Jr.
*By:	/s/ Will Reeves
Will Reeves, Attorney-in-Fact

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